UNITED STATES SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported: January 12, 2015

KollagenX Corp.
 (Exact name of registrant as specified in its charter)

NEVADA
 (State or other jurisdiction of incorporation)

000-54667	20-8624019
(Commission File Number)	(I.R.S. Employer Identification No.)

          4850 Eucalyptus, Suite B, Chino, CA 91710
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (800) 641-8004

                  .
 (Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 15, 2014, KollagenX Corp., a Nevada corporation (the "Corporation"), filed a Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 without consent of its contained interim financial statements by an independent public accountant using professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards, as may be modified or supplemented by the Commission.

The Corporation shall re-file such quarterly report with review by amendment as soon as practicable.

Due to this issue, the Corporation's board of directors concluded that KollagenX Corp's financial statements included in its Quarterly Reports on Form 10-Q for the period ended September 30, 2014 should not be relied upon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 12, 2015

KollagenX Corp.

By:	/s/ Rondell Fletcher
Rondell Fletcher President (Principal Executive Officer)